UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 5, 2012

UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 5, 2012, management, the Audit Committee and the Board of Directors of United Community Banks, Inc. (the “Company”) determined that an additional income tax expense of $156.7 million and a charge to other comprehensive income in shareholders’ equity of $10.2 million will be recorded to establish a full deferred tax asset valuation allowance as of December 31, 2010.  Recording this valuation allowance should resolve the previously disclosed comments made by the U.S. Securities and Exchange Commission regarding the Company’s net deferred tax assets.

As a result of such valuation allowance for the Company’s deferred tax assets, management, the Audit Committee and the Board of Directors of the Company have also determined that the financial statements for the year ended December 31, 2010, as included in the Company’s Annual Report on Form 10-K for the fourth quarter of 2010 and year ended December 31, 2010, and the financial statements for the first three quarters of 2011, as included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of 2011, respectively, should no longer be relied upon because the Company will be restating such financial statements to account for the valuation allowance (collectively, the “Restatements”).

Reflecting the additional income tax expense of $156.7 million and the charge of $10.2 million to other comprehensive income in shareholders’ equity, the revision for the fourth quarter of 2010 will increase the previously reported net loss of $16.4 million to $173.1 million, or $9.25 per share, and will increase the previously reported net loss for the full year 2010 of $345.6 million to $502.3 million, or $27.09 per share.  The restated results for the first quarter of 2011 will be a net loss of $237.3 million, or $13.00 per share, rather than the previously reported net loss of $142.5 million, or $7.87 per share.  The restated results for the second quarter of 2011 will be net income of $12.0 million, or 16 cents per share, rather than the previously reported net income of $7.6 million, or 8 cents per share.  The restated results for the third quarter of 2011 will be a net loss of $11.3 million, or 25 cents per share, as compared to the previously reported net loss of $6.2 million, or 16 cents per share.

The Restatements will reduce tangible book value and the tangible equity and tangible common equity to asset ratios for the respective periods.  As of September 30, 2011, the restated tangible book value will be $6.66 per share rather than the previously reported $11.26 per share and the restated tangible equity and tangible common equity to asset ratios will be 8.47 percent and 5.70 percent as compared to the previously reported 11.76 percent and 9.09 percent, respectively.

The Restatements will have no impact on the Company’s balance sheet other than to adjust the amount of net deferred tax assets and shareholders’ equity at each period.  Furthermore, the Restatements will not materially impact previously reported regulatory capital ratios.

Management has discussed the matters disclosed in this Item 4.02 of this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

Item 8.01	Other Events

         On January 6, 2012, the Company issued a press release regarding the Restatements, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

	By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
Chief Financial Officer

Date: January 6, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated January 6, 2012